UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 9, 2018

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33886	22-2786081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	file Number)	Identification No.)

3844 Kennett Pike, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. On April 9th, 2018, the Registrant entered into a new consulting agreement (the “New Consulting Agreement”) between Jan H. Loeb and the Registrant extending its arrangements for compensation of Mr. Loeb for his services as President and CEO of the Registrant. The previous consulting agreement with Mr. Loeb (the “2017 Consulting Agreement”) expired on January 7, 2018. Following the expiration of the 2017 Consulting Agreement, Mr. Loeb has continued to provide the consulting and other services to the Registrant called for in, and has been compensated at the same rate of monthly cash compensation provided for in, the 2017 Consulting Agreement.

Pursuant to the New Consulting Agreement, Mr. Loeb will receive cash compensation of $12,000 per month commencing May 1, 2018. Mr. Loeb will also receive a bonus of $100,000, payable as of May 1, 2018, in recognition of his performance in the sale of the Registrant’s shares of DSIT Solutions Ltd. He will be eligible for two additional bonuses during the term of the New Consulting Agreement: $150,000 upon consummation of a corporate acquisition transaction approved by the Registrant’s Board, and $150,000 upon consummation of a corporate financing/funding transaction approved by the Registrant’s Board. Mr. Loeb will also receive a grant on May 1, 2018 of options to purchase 35,000 shares of the Registrant’s common stock, which shall be exercisable at an exercise price equal to the April 30, 2018, closing price of the common stock. Fifty percent (50%) of the options shall be vested immediately; the remaining options shall vest in two equal increments on July 1, 2018 and October 1, 2018. The exercise period and other terms shall otherwise be substantially the same as the terms of the options granted by the Registrant to its outside directors.

The New Consulting Agreement expires on December 31, 2019, unless terminated early as provided therein.

2. On April 9, 2018, Christopher E. Clouser, a member of the Registrant’s Board of Directors, was appointed to the newly-created position of Executive Chairman of the Board, and Edgar S. Woolard, Jr., a member of the Registrant’s Board of Directors, was appointed to the newly-created position of Vice Chairman of the Board.

For the performance of his additional duties as Executive Chairman, Mr. Clouser’s compensation will be increased by $36,000 per year (to an annual rate of $71,000). Mr Clouser will also be awarded a bonus, payable as of May 1, 2018, of $50,000 in recognition of his performance in the sale of the Registrant’s shares of DSIT Solutions Ltd.

Item 8.01 Other Events.

On April 9, 2018, (i) in connection with his appointment as Executive Chairman, Christopher E. Clouser resigned from the Audit Committee of the Registrant’s Board of Directors (the “Audit Committee”), and (ii) Mannie L. Jackson was appointed to the Audit Committee. In addition to Mr. Jackson, the other members of the Audit Committee are Samuel M. Zentman (chair) and Edgar S. Woolard, Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 12th day of April, 2018.

ACORN ENERGY, INC.

By:	/s/Michael Barth
Name:	Michael Barth
Title:	Chief Financial Officer

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